Exhibit 10.11
AMENDMENT TO
FANNIE MAE SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Pursuant to Section 9.2 of the Fannie Mae Supplemental Retirement Savings Plan (the “Plan”) and as approved by the Fannie Mae Board of Directors on November 19, 2020, Fannie Mae hereby amends the Plan, effective December 31, 2020, as follows:

1.By amending Section 4.4 to add the following sentence to the end of the paragraph:
“Notwithstanding any other provision of the Plan to the contrary, no Nondiscretionary Credit shall be added to the Account of any Participant with respect to Compensation for any Plan Year beginning after December 31, 2020.”

2.By amending Section 5.2 to add the following sentence to the end of the paragraph:
“Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2020, each Participant who has not incurred a Separation from Service on or before such date shall be fully vested in the portion of his or her Participant Account attributable to Nondiscretionary Credits.”

IN WITNESS WHEREOF, Fannie Mae has caused this Amendment to be executed in its name and on its behalf as of the dates set forth herein by an officer or a duly authorized delegate.
FANNIE MAE
                    By: _/s/ Jeffery Hayward
                        Jeffery Hayward
    Executive Vice President &
    Chief Administrative Officer

                    Date: ____12/22/2020____